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                                                                       EXHIBIT 5

Nobel Education Dynamics, Inc.
1400 N. Providence Road
Suite 3055
Media, PA  19063

Gentlemen:

        We have acted as counsel to Nobel Education Dynamics, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to 375,000 shares of Common Stock of the Company, par value $.001 per share (the "Shares"), issuable upon the exercise of options granted under the Company's 1995 Stock Incentive Plan (the "Plan").

        In this capacity, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, its By-laws, resolutions of its Board of Directors, the Plan, and such other documents and corporate records as we have deemed appropriate for the purpose of giving this opinion.

        Based upon the forgoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the Shares issued by the Company upon the exercise of stock options properly granted, the vesting of restricted stock awards and the granting of unrestricted stock awards under the Plan and payment therefor in accordance with the terms of the Plan will be validly issued, fully paid and nonassessble by the Company.

        The opinions expressed herein are limited to the General Corporation Law of the State of Delaware.

        We consent to the use of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933 since we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission.

                        Very truly yours,



                        DRINKER BIDDLE & REATH